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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hadson Corporation, the related prospectus with respect to the Hadson Corporation 1992 Equity Incentive Plan, the related prospectus with respect to the Hadson Corporation Chairmanship Fee Plan, and the related reoffer prospectus the form of which is included as Exhibit 99.3 to such Registration Statement, of our report dated February 18, 1994 appearing on page F-2 of Hadson Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such reoffer prospectus.

/s/ PRICE WATERHOUSE LLP

Oklahoma City, Oklahoma
December 2, 1994